Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS

- Establishes 2017 First Quarter and Full Year Guidance -
- Declares 2017 First Quarter Dividend of $0.62 per Common Share -

WYOMISSING, PA. — February 2, 2017 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused real estate investment trust (“REIT”) in North America, today announced results for the quarter and full year ended December 31, 2016.

Financial Highlights

	Three Months Ended December 31,			Year Ended December 31,
(in millions, except per share data)	2016 Actual	2016 Guidance (1)	2015 Actual	2016 Actual	2016 Guidance (1)	2015 Actual
Net Revenue	$238.8	$238.6	$128.7	$828.3	$828.1	$575.1
Net Income	$93.7	$91.2	$29.8	$289.3	$286.8	$128.1
Funds From Operations (2)	$118.6	$116.1	$53.7	$384.9	$382.5	$223.8
Adjusted Funds From Operations (3)	$164.9	$162.0	$80.6	$542.1	$539.2	$321.8
Adjusted EBITDA (4)	$218.2	$215.5	$109.9	$721.4	$718.7	$440.0

Net income, per diluted common share	$0.45	$0.44	$0.25	$1.60	$1.59	$1.08

(1)  The guidance figures in the tables above present the guidance provided on November 8, 2016, for the three months and full year ended December 31, 2016.

(2)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(4)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

Chief Executive Officer, Peter M. Carlino, commented, “2016 was a transformative year for Gaming and Leisure Properties highlighted by the acquisition of 14 properties from Pinnacle Entertainment, Inc. (NASDAQ: PNK), as well as the real property of the Meadows Racetrack and Casino (“the Meadows”), totaling over $5 billion of real estate.  The 2016 acquisitions will result in over $400 million of cash rent on a full year basis, which provides additional stability to our dividend while also diversifying our tenant base and geographic market exposure.”

Mr. Carlino continued, “Our fourth quarter and full year 2016 results are representative of the stable, predictable cash flows our assets produce. Furthermore, our continued efforts to strengthen and enhance our geographically diverse, robust platform of regional gaming properties continues to contribute to our enhanced results.  Moving into 2017 and beyond, we remain focused on growth and will continue evaluating strategic opportunities in accordance with our disciplined approach to acquisitions.  We believe our deep industry knowledge, favorable gaming fundamentals, strong and diversified portfolio of best-in-class assets and leverage profile, position us well to provide a stable dividend and increase long-term shareholder value.”

The Company’s fourth quarter 2016 net income as compared to its guidance was primarily impacted by the following:

•	Income from rental activities had an unfavorable variance of $0.5 million, due to performance at Penn National Gaming, Inc.'s (NASDAQ: PENN) Hollywood Casino Columbus and Hollywood Casino Toledo;

•	Results from the TRS properties were favorable to guidance by $1.5 million due to revenue improvements post- flooding at Hollywood Casino Baton Rouge; and

•	Corporate expenses were approximately $1.8 million less than guidance primarily due to lower than anticipated legal expenses.

In addition, AFFO was impacted by $0.6 million of favorable capital maintenance expenditures for the quarter as compared to guidance.

Portfolio Update

GLPI owns over 4,300 acres of land and approximately 15 million square feet of building space, which was 100% occupied as of December 31, 2016. At the end of the fourth quarter of 2016, the Company owned the real estate associated with 36 casino facilities and leases 18 of these facilities to PENN, 15 of these facilities to PNK and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI (GLP Holdings, Inc.) (the “TRS properties”).

Capital maintenance expenditures at the TRS properties were $1.4 million for the three months ended December 31, 2016.

Balance Sheet Update

The Company had $36.6 million of unrestricted cash and $4.7 billion in total debt, including $1.1 billion of debt outstanding under its unsecured credit facility term loans and $165.0 million outstanding under its unsecured credit facility revolver at December 31, 2016.  The Company’s debt structure as of December 31, 2016 was as follows:

	As of December 31, 2016
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	2.445%	$300,000
Unsecured Term Loan A-1 (1)	2.385%	825,000
Unsecured $700 Million Revolver (1)	2.482%	165,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2021	4.375%	400,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Senior Unsecured Notes Due 2026	5.375%	975,000
Capital Lease	4.780%	1,341
Total long-term debt		$4,716,341
Less: unamortized debt issuance costs		(51,376)
Total long-term debt, net of unamortized debt issuance costs		$4,664,965

(1)       The rate on the term loan facilities and revolver is Libor plus 1.75%. The Company's revolver and $300.0 million term loan credit facility mature on October 28, 2018 and the incremental term loan of $825.0 million matures on April 28, 2021.

Financing

Through December 31, 2016, GLPI sold approximately 1.3 million shares of its common stock at an average price of $35.00 per share under its at the market ("ATM") program, which generated gross proceeds of approximately $46.3 million (net proceeds of approximately $45.6 million). The Company used the net proceeds from the ATM Program to partially fund its acquisition of the Meadow's real estate assets and did not issue any shares during the fourth quarter.

Dividends

On November 4, 2016, the Company’s Board of Directors declared the fourth quarter dividend.  Shareholders of record on December 5, 2016 received $0.60 per common share, which was paid on December 16, 2016.  On February 1, 2017, the Company declared its first quarter 2017 dividend of $0.62 per common share, payable on March 24, 2017 to shareholders of record on March 13, 2017.

Guidance

The table below sets forth current guidance targets for financial results for the 2017 first quarter and full year, based on the following assumptions:

•	Reported rental income of approximately $818.2 million for the year and $204.1 million for the first quarter, consisting of:

(in millions)	First Quarter	Full Year
Cash Rental Receipts
PENN	$111.9	$446.9
PNK	99.3	402.4
Casino Queen	3.6	14.2
PENN non-assigned land lease	(0.7)	(2.9)
Total Cash Rental Receipts	$214.1	$860.6

Non-Cash Adjustments
Straight-line rent	$(16.2)	$(65.0)
PNK direct financing lease	(17.6)	(73.1)
Property taxes paid by tenants	21.6	86.9
PNK land lease paid by tenant	2.2	8.8
Total Rent as Reported	$204.1	$818.2

•	Cash rent includes incremental escalator on the PENN building rent component effective November 1, 2016, which increases 2017 annual rent by $3.8 million;

•
TRS Adjusted EBITDA of approximately $35.8 million for the year and $9.9 million for the first quarter with capital maintenance expenditures of approximately $3.6 million for the year and $0.7 million for the first quarter;

•	Blended income tax rate at the TRS entities of 44%;

•	LIBOR is based on the forward yield curve;

•	Real estate depreciation of approximately $99.6 million for the year and $24.9 million in the first quarter;

•	Non-real estate depreciation of approximately $13.2 million for the year and $3.4 million in the first quarter;

•	Expense related to acquired PNK land lease rights of approximately $9.2 million for the year and $2.3 million in the first quarter;

•
Equity-related employee compensation that does not affect Adjusted EBITDA includes non-cash expense of approximately $16.1 million for the year and $4.7 million for the first quarter for restricted stock awards;

•	Interest expense includes approximately $13.0 million for the year and $3.3 million for the first quarter of debt issuance costs amortization;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $1.8 million for the full year and $0.9 million for the first quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by employees are exercised;

•
The basic share count is approximately 211.5 million shares for the year and 209.9 million shares for the first quarter and the fully diluted share count is approximately 212.5 million shares for the year and 211.1 million shares for the first quarter; and

•	Includes additional shares expected to be sold under the ATM program in order to fund the Meadows acquisition, with the proceeds to be used to pay down the existing revolver balance.

	Three Months Ending March 31,		Full Year Ending December 31,
(in millions, except per share data)	2017 Guidance	2016 Actual	2017 Guidance	2016 Actual
Net Revenue	$240.5	$148.8	$958.2	$828.3
Net Income	$91.6	$32.7	$371.0	$289.3
Funds From Operations (1)	$116.6	$56.4	$470.6	$384.9
Adjusted Funds From Operations (2)	$163.3	$83.6	$656.6	$542.1
Adjusted EBITDA (3)	$216.7	$113.2	$869.1	$721.4

Net income, per diluted common share	$0.44	$0.27	$1.75	$1.60

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

Conference Call Details

The Company will hold a conference call on February 2, 2017 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0784
International: 1-201-689-8560

Conference Call Playback:

Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13652557
The playback can be accessed through February 9, 2017.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the first quarter of 2017 and the full 2017 fiscal year and our expectations regarding future acquisitions and dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI's ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the establishment of its ATM Program, the Company filed with the SEC a prospectus supplement dated August 9, 2016 to the prospectus contained in its effective Registration Statement on Form S-3 (No. 333-210423), filed with the SEC on March 28, 2016.  This communication is not a substitute for the filed Registration Statement/prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROSPECTUS THAT HAVE BEEN FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. You may obtain free copies of the registration statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (203) 682-8211.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Rental income	$164,464	$98,478	$567,444	$392,075
Income from direct financing lease	18,131	—	48,917	—
Real estate taxes paid by tenants	19,905	(5,021)	67,843	35,050
Total rental revenue and income from direct financing lease	202,500	93,457	684,204	427,125
Gaming	34,902	33,885	138,594	142,310
Food, beverage and other	2,846	2,749	11,067	11,213
Total revenues	240,248	130,091	833,865	580,648
Less promotional allowances	(1,449)	(1,402)	(5,610)	(5,595)
Net revenues	238,799	128,689	828,255	575,053
Operating expenses
Gaming	18,114	18,544	74,233	77,188
Food, beverage and other	2,056	2,097	8,230	8,586
Real estate taxes	20,300	(4,726)	69,448	36,412
General and administrative	21,179	21,123	86,167	85,669
Depreciation	28,287	27,198	109,554	109,783
Total operating expenses	89,936	64,236	347,632	317,638
Income from operations	148,863	64,453	480,623	257,415

Other income (expenses)
Interest expense	(53,679)	(33,810)	(185,896)	(124,183)
Interest income	471	571	2,123	2,332
Total other expenses	(53,208)	(33,239)	(183,773)	(121,851)

Income from operations before income taxes	95,655	31,214	296,850	135,564
Income tax expense	1,963	1,441	7,545	7,442
Net income	$93,692	$29,773	$289,305	$128,122

Earnings per common share:
Basic earnings per common share	$0.45	$0.26	$1.62	$1.12
Diluted earnings per common share	$0.45	$0.25	$1.60	$1.08

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015
Real estate	$202,500	$93,457	$208,597	$101,398
GLP Holdings, LLC. (TRS)	36,299	35,232	9,625	8,458
Total	$238,799	$128,689	$218,222	$109,856

	NET REVENUES		ADJUSTED EBITDA
	Year Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Real estate	$684,204	$427,125	$684,063	$402,913
GLP Holdings, LLC. (TRS)	144,051	147,928	37,340	37,106
Total	$828,255	$575,053	$721,403	$440,019

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Real estate general and administrative expenses (1) (2)	$15,046	$15,285	$63,439	$61,950
GLP Holdings, LLC. (TRS) general and administrative expenses (2)	6,133	5,838	22,728	23,719
Total	$21,179	$21,123	$86,167	$85,669

(1)         Includes stock based compensation of $4.7 million and $24.3 million for the three months and year ended December 31, 2016, respectively, and $7.4 million and $32.0 million for the three months and year ended December 31, 2015, respectively.

(2) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$93,692	$29,773	$289,305	$128,122
(Gains) or losses from dispositions of property	5	96	(455)	185
Real estate depreciation	24,910	23,793	96,074	95,511
Funds from operations	$118,607	$53,662	$384,924	$223,818
Straight-line rent adjustments	16,244	13,956	58,673	55,825
Direct financing lease adjustments	18,004	—	48,533	—
Other depreciation (1)	3,377	3,405	13,480	14,272
Amortization of land rights	2,311	—	6,163	—
Debt issuance costs amortization	3,257	6,286	15,146	14,016
Stock based compensation	4,508	4,153	18,312	16,811
Maintenance CAPEX (2)	(1,418)	(845)	(3,111)	(2,953)
Adjusted funds from operations	$164,890	$80,617	$542,120	$321,789
Interest, net	53,208	33,239	183,773	121,851
Income tax expense	1,963	1,441	7,545	7,442
Maintenance CAPEX (2)	1,418	845	3,111	2,953
Debt issuance costs amortization	(3,257)	(6,286)	(15,146)	(14,016)
Adjusted EBITDA	$218,222	$109,856	$721,403	$440,019

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$91,279	$28,137	$280,295	$119,914
(Gains) or losses from dispositions of property	—	96	(471)	152
Real estate depreciation	24,910	23,793	96,074	95,511
Funds from operations	$116,189	$52,026	$375,898	$215,577
Straight-line rent adjustments	16,244	13,956	58,673	55,825
Direct financing lease adjustments	18,004	—	48,533	—
Other depreciation (1)	524	508	2,097	1,913
Amortization of land rights	2,311	—	6,163	—
Debt issuance costs amortization	3,257	6,286	15,146	14,016
Stock based compensation	4,508	4,153	18,312	16,811
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$161,037	$76,929	$524,822	$304,142
Interest, net (2)	50,607	30,638	173,371	111,449
Income tax expense	210	117	1,016	1,338
Maintenance CAPEX	—	—	—	—
Debt issuance costs amortization	(3,257)	(6,286)	(15,146)	(14,016)
Adjusted EBITDA	$208,597	$101,398	$684,063	$402,913

(1) Other depreciation includes equipment depreciation from the Company's REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2)         Interest expense, net is net of intercompany interest eliminations of $2.6 million and $10.4 million for both the three months and years ended December 31, 2016 and 2015, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$2,413	$1,636	$9,010	$8,208
Losses from dispositions of property	5	—	16	33
Real estate depreciation	—	—	—	—
Funds from operations	$2,418	$1,636	$9,026	$8,241
Straight-line rent adjustments	—	—	—	—
Direct financing lease adjustments	—	—	—	—
Other depreciation (1)	2,853	2,897	11,383	12,359
Amortization of land rights	—	—	—	—
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX (2)	(1,418)	(845)	(3,111)	(2,953)
Adjusted funds from operations	$3,853	$3,688	$17,298	$17,647
Interest, net	2,601	2,601	10,402	10,402
Income tax expense	1,753	1,324	6,529	6,104
Maintenance CAPEX (2)	1,418	845	3,111	2,953
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$9,625	$8,458	$37,340	$37,106

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.